Exhibit 23.2

January 15, 2013

Recovery Energy, Inc.
1900 Grant Street, Suite 720
Denver, CO 80203
Attention: A. Bradley Gabbard

Dear Mr. Gabbard:

Ralph E. Davis Associates, Inc. hereby consents to the inclusion in this Registration Statement on Form S-1, including the related prospectus, of information from our report dated March 5, 2012, which appeared in the Annual Report on Form 10-K of Recovery Energy, Inc. for the year ended December 31, 2011.

Sincerely,

Ralph E. Davis Associates, Inc.

/s/ Allen C. Barron
Allen C Barron, P.E.
President